Exhibit 99.1

Summary Unaudited Pro Forma Combined Financial Data

                The following table sets forth summary pro forma unaudited combined financial data as of, and for the twelve months ended, September 30, 2004. The unaudited pro forma combined balance sheet at September 30, 2004 assumes that the Transactions took place on that date. The unaudited pro forma combined statements of income give effect to the Transactions as if they had occurred on January 1, 2003. The unaudited pro forma combined financial data should be read in conjunction with the “Unaudited Pro Forma Combined Financial Statements” and the notes thereto included elsewhere in this offering memorandum.

                We have derived the unaudited pro forma combined financial data for the twelve months ended September 30, 2004 by taking the unaudited pro forma combined financial data for the year ended December 31, 2003 and adding the unaudited pro forma combined financial data for the nine months ended September 30, 2004 and subtracting the unaudited pro forma combined financial data for the nine months ended September 30, 2003, all included in this offering memorandum under the heading “Unaudited Pro Forma Combined Financial Statements.” The pro forma information for the twelve months ended September 30, 2004 is not necessarily indicative of the pro forma results to be expected for the year ended December 31, 2004. The information presented in the unaudited pro forma combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the Transactions had been consummated as of January 1, 2003, nor should it be construed as being a representation of our future financial position or results of operations.

	Twelve Months Ended September 30, 2004
	Penn National after Refinancing Transactions and Pocono Sale Pro Forma Adjustments	Argosy Historical	Pro Forma Adjustments for Acquisition Transactions	Combined Pro Forma
	(in thousands)
Statement of Income Data:
Net revenues	$1,121,391	$1,017,030	$—	$2,138,421
Income from continuing operations	205,474	204,541	2,251	412,266
Interest expense	69,412	69,087	61,946	200,445
Taxes on income	50,354	52,251	(24,041)	78,564
Net income from continuing operations	86,832	57,317	(35,654)	108,495

Other Financial Data:
Adjusted EBITDA(1)	273,727	263,584	—	537,311
Depreciation and amortization	65,333	59,043	(2,251)	122,125
Total assets as of end of period	1,888,577	1,415,562	1,052,112	4,356,251

(1) Adjusted EBITDA is reconciled to net income as follows:
Adjusted EBITDA	$273,727	$263,584	$—	$537,311
Earnings from joint venture	(1,491)	—	—	(1,491)
Depreciation and amortization	(65,333)	(59,043)	2,251	(122,125)
Loss on disposals	(1,429)	—	—	(1,429)
Income from continuing operations	205,474	204,541	2,251	412,266
Interest expense	(69,412)	(69,087)	(61,946)	(200,445)
Interest income	1,679	154	—	1,833
Earnings from joint venture	1,491	—	—	1,491
Other	(2,046)	—	—	(2,046)
(Loss) on early extinguishment of debt	—	(26,040)	—	(26,040)
Taxes on income	(50,354)	(52,251)	24,041	(78,564)
Net income from continuing operations	$86,832	$57,317	$(35,654)	$108,495

INDEX TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Balance Sheet at September 30, 2004
Unaudited Pro Forma Combined Statement of Income for the Nine Months Ended September 30, 2003
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2003
Unaudited Pro Forma Combined Statement of Income for the Nine Months Ended September 30, 2004
Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Transactions on our historical financial position and results of operations. The following unaudited pro forma combined financial statements are based on our historical audited and unaudited financial statements and the historical audited and unaudited consolidated financial statements of Argosy Gaming Company which are available in the reports that were previously filed with the SEC. See “Where You Can Find More Information” and “Argosy Information” for additional information on where you can locate periodic reports, proxy statements and other information filed with the SEC.

                None of Argosy’s public information is incorporated by reference herein and neither we nor the initial purchasers make any representations with respect to, or assume any responsibility for the accuracy or completeness of the information contained in, the proxy statement or any other filings by Argosy with the SEC. Neither we nor the initial purchasers have obtained any cold comfort or other support for information contained in Argosy’s public information or used in the pro forma financial information contained herein. Subject to the foregoing cautionary statements, investors are urged to review Argosy’s public filings, and any information relating to Argosy included herein, and the pro forma financial information included herein, and to consider, in any event, the potential impact of the Argosy merger and the other Acquisition Transactions described in this offering memorandum, whether or not consummated.

                The unaudited pro forma combined balance sheet at September 30, 2004 gives effect to the Transactions as if they had occurred on that date. The unaudited pro forma combined statements of income for the year ended December 31, 2003, the nine months ended September 30, 2004 and the nine months ended September 30, 2003 give effect to the Acquisition Transactions as if they had occurred on January 1, 2003.

                The information presented in the unaudited pro forma combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the Transactions had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations. The pro forma information for the nine months ended September 30, 2004 is not necessarily indicative of, and may be significantly different from, the pro forma results to be expected for the year ended December 31, 2004. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma combined financial statements below.

                Depending on when and if the Argosy merger is consummated, historical financial statements and other financial information with respect to Argosy may be required to be included in the exchange offer registration statement we have agreed to file with the SEC.  In addition, pro forma financial information for subsequent periods may be required in the registration statement. This financial information may differ significantly from the financial information included herein.

PENN NATIONAL GAMING INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2004

	Historical Penn National	Pocono Downs Pro Forma Adjustments		Penn National after Pocono Downs Sale	Penn National Refinancing Transactions Pro Forma Adjustments		Penn National after Refinancing Transactions and Pocono Sale Pro Forma Adjustments	Historical Argosy	Pro Forma Adjustments for Acquisition Transactions		Combined Pro Forma
	(in thousands)
Assets
Cash and cash equivalents	$83,200	$—		$83,200	$ (11,126	)(b)	$66,414	$63,829	$(4,384	)(g)	$125,859
					(5,660	)(c)
Restricted cash	—	170,616	(a)	170,616	—		170,616	—	(170,616	)(g)	—
Receivables, net of allowance for doubtful debt	34,475	—		34,475	—		34,475	3,693	—		38,168
Prepaid income taxes	7,583	—		7,583	—		7,583	—	—		7,583
Prepaid expenses and other assets	18,699	—		18,699	—		18,699	10,665	—		29,364
Deferred income taxes	17,568	—		17,568	—		17,568	12,001	13,528	(e)	43,097
Total current assets	161,525	170,616		332,141	(16,786)		315,355	90,188	(161,472)		244,071
Net property and equipment	593,933	—		593,933	—		593,933	548,684	(4,187	)(f)	1,138,430

Other assets:
Investment in and advances to unconsolidated affiliate	15,372	—		15,372	—		15,372	—	—		15,372
Excess of cost over fair market value of net assets acquired	587,757	—		587,757	—		587,757	727,470	1,929,863 (727,470	(g) )(g)	2,517,620
Management service contract	17,143	—		17,143	—		17,143	—	—		17,143
Deferred financing costs, net	24,947	—		24,947	(4,240	)(d)	26,367	20,230	(20,230	)(h)	61,975
					5,660	(c)			48,875	(i)
									(13,267	)(i)
Deferred income taxes	—	99,727	(a)	99,727	—		99,727	—	—		99,727
Other assets including intangibles	31,112	—		31,112	—		31,112	28,990	—		60,102
Assets held for sale	196,346	5,465	(a)	201,811	—		201,811	—	—		201,811
Total other assets	872,677	105,192		977,869	1,420		979,289	776,690	1,217,771		2,973,750
Total assets	$1,628,135	$275,808		$1,903,943	$(15,366)		$1,888,577	$1,415,562	$1,052,112		$4,356,251

PENN NATIONAL GAMING, INC.

	Historical Penn National	Pocono Downs Pro Forma Adjustments		Penn National after Pocono Downs Sale	Penn National Refinancing Transactions Pro Forma Adjustments		Penn National after Refinancing Transactions and Pocono Sale Pro Forma Adjustments	Historical Argosy	Pro Forma Adjustments for Acquisition Transactions		Combined Pro Forma
	(in thousands)
Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$4,906	$—		$4,906	$—		$4,906	$2,526	$(2,526	)(j)	$18,206
									13,300	(k)
Accounts payable	9,061	—		9,061	—		9,061	14,579	—		23,640
Accrued expenses	44,185	—		44,185	—		44,185	69,439	7,793	(l)	121,417
Accrued interest	3,046	—		3,046	—		3,046	6,594	—		9,640
Accrued salaries and wages	26,115	—		26,115	—		26,115	24,323	—		50,438
Gaming, pari-mutuel, property and other taxes	14,489	—		14,489	—		14,489	20,117	—		34,606
Income taxes payable	25,733	—		25,733	(3,672	)(b)	20,493	9,762	(4,909	)(i)	25,346
					(1,568	)(d)
Other current liabilities	10,785	—		10,785			10,785	—	—		10,785
Total current liabilities	138,320	—		138,320	(5,240)		133,080	147,340	13,658		294,078
Long term liabilities
Long-term debt, net of current maturities	904,888	—		904,888	(250,000	)(d)	904,888	802,751	(802,751	)(j)	3,106,566
					250,000	(c)			(283,300	)(j)
									2,484,978	(m)
Deferred income taxes	19,117	—		19,117	—		19,117	112,145	—		131,262
Liabilities held for sale	186,122			186,122	—		186,122	—	—		186,122
Other long-term liabilities	—	275,808	(a)	275,808	—		275,808	1,211	—		277,019
Total long-term liabilities	1,110,127	275,808		1,385,935	—		1,385,935	916,107	1,398,927		3,700,969
Shareholders’ equity:
Common stock	417	—		417	—		417	295	(295	(n)	417
Restricted stock	(2,234)	—		(2,234)	—		(2,234)	—	—		(2,234)
Treasury stock	(2,379)	—		(2,379)	—		(2,379)	—	—		(2,379)
Additional paid-in capital	178,233	—		178,233	—		178,233	95,796	(95,796	(n)	178,233
Retained earnings	202,681	—		202,681	(7,454	)(b)	192,555	256,024	(256,024	)(n)	184,197
					(2,672	)(d)			(8,358	) (i)
Accumulated other comprehensive income	2,970	—		2,970	—		2,970	—	—		2,970
Total shareholders’ equity	379,688	—		379,688	(10,126)		369,562	352,115	360,473		361,204
Total liabilities and shareholders’ equity	$1,628,135	$275,808		$1,903,943	$(15,366)		$1,888,577	$1,415,562	$1,052,112		$4,356,251

PENN NATIONAL GAMING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

	Historical Penn National	Hollywood Two Months	Shreveport	Hollywood Adjustments(1)	Penn National Refinancing Transactions Pro Forma Adjustments		Penn National after Hollywood and Refinancing Transactions Pro Forma Adjustments	Historical Argosy	Pro Forma Adjustments for Acquisition Transactions		Combined Pro Forma
	(in thousands)
Revenue
Gaming	$648,248	$85,908	$22,730	$63,178	$—		$711,426	$738,938	$—		$1,450,364
Racing	40,093	—	—	—	—		40,093	—	—		40,093
Management service fee	9,869	—	—	—	—		9,869	—	—		9,869
Food, beverage and other revenue	98,144	12,440	5,513	6,927	—		105,071	84,784	—		189,855
Gross revenues	796,354	98,348	28,243	70,105	—		866,459	823,722	—		1,690,181
Less: Promotional allowances	(40,746)	(17,101)	(5,262)	(11,839)	—		(52,585)	(96,107)	—		(148,692)
Net revenues	755,608	81,247	22,981	58,266	—		813,874	727,615	—		1,541,489
Operating Expenses
Gaming	353,753	55,689	16,700	38,989	—		392,742	357,321	—		750,063
Racing	32,093	—	—	—	—		32,093	—	—		32,093
Food, beverage and other expenses	69,475	3,670	1,843	1,827	—		71,302	84,258	—		155,560
Selling general and administrative	123,792	11,129	1,447	9,682	—		133,474	112,682	—		246,156
Depreciation and amortization	41,551	5,868	2,715	3,153	—		44,704	38,757	(314	)(t)	83,147
									4,164	(u)	4,164
Total operating expenses	620,664	76,356	22,705	53,651	—		674,315	593,018	3,850		1,271,183
Loss (gain) on sale of assets held for sale	—	(15)	—	(15)	—		(15)	—	—		(15)
Write-down of assets	—	—	—	—	—			6,500			6,500
Income from continuing operations	134,944	4,906	276	4,630	—		139,574	128,097	(3,850)		263,821
Other income (expenses)
Interest expense	(56,510)	(11,359)	(4,456)	(6,903)	5,907	(o)	(57,200)	(56,990)	(41,660	)(v)	(150,373)
					731	(p)			(3,666	)(w)
					(425	)(q)			2,240	(x)
									6,903	(s)
Interest income	1,269	216	17	199	—		1,468	106	—		1,574
Earnings from joint venture	1,632	—	—	—	—		1,632	—	—		1,632
Other	(649)	(300)	—	(300)	—		(949)	—	—		(949)
Loss on change in fair values of interest rate swaps	(527)	—	—	—	—		(527)	—	—		(527)
Loss on early extinguishment of debt	(1,310)	—	—	—	—		(1,310)	—	—		(1,310)
Total other expenses, net	(56,095)	(11,443)	(4,439)	(7,004)	6,213		(56,886)	(56,884)	(36,183)		(149,953)
Income (loss) from continuing operations before income taxes	78,849	(6,537)	(4,163)	(2,374)	6,213		82,688	71,213	(40,033)		113,868
Taxes (benefit) on income	29,724	142	—	142	2,299	(r)	32,165	33,114	(17,454	)(y)	47,825
Net income (loss) from continuing operations	$49,125	$(6,679)	$(4,163)	$(2,516)	$3,914		$50,523	$38,099	$(22,579)		$66,043

(1)“Hollywood Adjustments” reflects the sum of Hollywood Two Months less Shreveport discontinued operations.

PENN NATIONAL GAMING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2003

	Historical Penn National	Hollywood Two Months	Shreveport	Hollywood Adjustments(1)	Penn National Refinancing Transactions Pro Forma Adjustments		Penn National after Hollywood and Refinancing Transactions Pro Forma Adjustments	Historical Argosy	Pro Forma Adjustments for Acquisition Transactions		Combined Pro Forma
	(in thousands)
Revenue
Gaming	$871,218	$85,908	$22,730	$63,178	$—		$934,396	$970,982	$—		$1,905,378
Racing	52,075	—	—	—	—		52,075	—	—		52,075
Management service fee	13,726	—	—	—	—		13,726	—	—		13,726
Food, beverage and other revenue	131,915	12,440	5,513	6,927	—		138,842	113,480	—		252,322
Gross revenues	1,068,934	98,348	28,243	70,105	—		1,139,039	1,084,462	—		2,223,501
Less: Promotional allowances	(55,936)	(17,101)	(5,262)	(11,839)	—		(67,775)	(124,958)	—		(192,733)
Net revenues	1,012,998	81,247	22,981	58,266	—		1,071,264	959,504	—		2,030,768
Operating Expenses
Gaming	475,407	55,689	16,700	38,989	—		514,396	466,897	—		981,293
Racing	41,752	—	—	—			41,752	—	—		41,752
Food, beverage and other expenses	92,663	3,670	1,843	1,827	—		94,490	111,153	—		205,643
Selling general and administrative	169,170	11,129	1,447	9,682	—		178,852	150,439	—		329,291
Depreciation and amortization	57,471	5,868	2,715	3,153	—		60,624	52,223	(419	)(t)	117,432
									5,004	(u)
Total operating expenses	836,463	76,356	22,705	53,651			890,114	780,712	4,585		1,675,411
Loss (gain) on sale of assets held for sale	—	(15)	—	(15)	—		(15)	—	—		(15)
Write-down of assets	—	—	—	—	—		—	6,500	—		6,500
Income from continuing operations	176,535	4,906	276	4,630	—		181,165	172,292	(4,585)		348,872
Other income (expenses)
Interest expense	(76,616)	(11,359)	(4,456)	(6,903)	7,875	(o)	(75,235)	(75,752)	(54,720	)(v)	(200,488)
					975	(p)			(4,888	)(w)
					(566	)(q)			3,204	(x)
									6,903	(s)
Interest income	1,649	216	17	199	—		1,848	156	—		2,004
Earnings from joint venture	1,825	—	—	—	—		1,825	—	—		1,825
Other	(1,899)	(300)	—	(300)	—		(2,199)	—	—		(2,199)
Loss on change in fair values of interest rate swaps	(527)	—	—	—	—		(527)	—	—		(527)
Loss on early extinguishment of debt	(1,310)	—	—	—	—		(1,310)	—	—		(1,310)
Total other expenses, net	(76,878)	(11,443)	(4,439)	(7,004)	8,284		(75,598)	(75,596)	(49,501)		(200,695)
Income (loss) from continuing operations before income taxes	99,657	(6,537)	(4,163)	(2,374)	8,284		105,567	96,696	(54,086)		148,177
Taxes (benefit) on income	37,463	142	—	142	3,065	(r)	40,670	44,963	(23,399	)(y)	62,234
Net income (loss) from continuing operations	$62,194	$(6,679)	$(4,163)	$(2,516)	$5,219		$64,897	$51,733	$(30,687)		$85,943

(1)           “Hollywood Adjustments” reflects the sum of Hollywood Two Months less Shreveport discontinued operations.

PENN NATIONAL GAMING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

	Historical Penn National	Penn National Refinancing Transactions Pro Forma Adjustments		Penn National after Refinancing Transactions Pro Forma Adjustments	Historical Argosy	Pro Forma Adjustments for Acquisition Transactions		Combined Pro Forma
	(in thousands)
Revenue
Gaming	$751,165	$—		$751,165	$795,424	$—		$1,546,589
Racing	38,359	—		38,359	—	—		38,359
Management service fee	11,950	—		11,950	—	—		11,950
Food, beverage and other revenue	111,935	—		111,935	95,786	—		207,721
Gross revenues	913,409	—		913,409	891,210	—		1,804,619
Less: Promotional allowances	(49,408)	—		(49,408)	(106,069)	—		(155,477)
Net revenues	864,001	—		864,001	785,141	—		1,649,142
Operating Expenses
Gaming	411,814	—		411,814	371,446	—		783,260
Racing	30,047	—		30,047	—	—		30,047
Food, beverage and other expenses	73,155	—		73,155	86,673	—		159,828
Selling general and administrative	134,364	—		134,364	124,254	—		258,618
Depreciation and amortization	49,413	—		49,413	45,577	(314	)(t)	94,676
						(2,672	)(u)	(2,672)
Total operating expenses	698,793	—		698,793	627,950	(2,986)		1,323,757
Loss (gain) on sale of assets held for sale	1,325	—		1,325	(3,155)			(1,830)
Write-down of assets	—	—		—	—	—
Income from continuing operations	163,883	—		163,883	160,346	2,986		327,215
Other income (expenses)
Interest expense	(57,590)	5,907	(o)	(51,377)	(50,325)	(47,842	)(v)	(150,330)
		731	(p)			(3,666	)(w)
		(425	)(q)			2,880	(x)
Interest income	1,299	—		1,299	104	—		1,403
Earnings from joint venture	1,298	—		1,298	—	—		1,298
Other	(796)	—		(796)	—	—		(796)
Loss on change in fair values of interest rate swaps	—	—		—	—	—		—
Loss on early extinguishment of debt	—	—		—	(26,040)	—		(26,040)
Total other expenses, net	(55,789)	6,213		(49,676)	(76,261)	(48,628)		(174,465)
Income from continuing operations before income taxes and discontinued operations	108,094	6,213		114,307	84,085	(45,642)		152,750
Taxes (benefit) on income	39,550	2,299	(r)	41,849	40,402	(18,096	)(y)	64,155
Net income from continuing operations	$68,544	$3,914		$72,458	$43,683	$(27,546)		$88,595

PENN NATIONAL GAMING, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.     Argosy Merger

        On November 3, 2004, we announced that our and Argosy Gaming Company’s (“Argosy”) boards of directors unanimously approved a definitive merger agreement (the “Merger Agreement”) under which we will acquire all of the outstanding shares of Argosy for an all-cash price of $47.00 per share. The transaction is valued at approximately $2.2 billion, including approximately $805 million of long-term debt of Argosy and its subsidiaries. On January 20, 2005, Argosy’s stockholders approved the Merger Agreement. The Argosy merger is subject to approval by each of our and Argosy’s respective state regulatory bodies, and to certain other necessary regulatory approvals and other customary closing conditions contained in the Merger Agreement.

        The estimated aggregate purchase price to be paid in the merger is as follows (in thousands):

Cash consideration for shares of Argosy’s common stock(1)	$1,410,552
Estimated merger costs (excluding financing costs related to new debt)	125,274
Net aggregate estimated merger consideration	1,535,826
Argosy’s debt to be refinanced by Penn National	805,277
Estimated aggregate purchase price	$2,341,103

(1)   Calculated based on a $47.00 price per share for 29.5 million shares of common stock and 1.4 million outstanding stock options at a weighted average exercise price of $29.20 per share.

        The allocation of the estimated aggregate purchase price, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date of the merger, is as follows (in thousands):

Current assets	$90,188
Property and equipment	544,497
Goodwill	1,929,863
Other assets	28,990
Restructuring cost (liability)	(7,793)
Assumed liabilities (excluding long-term debt)	(258,170)
Deferred tax effect of purchase price allocation	13,528
$2,341,103

        The allocation of the estimated aggregate purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired and the fair values of liabilities assumed as of the closing date of the Argosy merger. The excess of the purchase price over the fair values of assets acquired and liabilities assumed is allocated to goodwill. The purchase price allocation will remain preliminary until we obtain a third party valuation of significant identifiable intangible assets acquired and determine the fair value of other assets and liabilities acquired. The final determination of the purchase price will be completed as soon as practicable after the closing date of the Argosy merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined financial statements, thereby resulting in a potential income statement impact for the amortization of other indentifiable intangible assets or fixed asset adjustments.

2.     Pro Forma Adjustments

        The unaudited pro forma combined financial statements give effect to the following adjustments:

(a)   To record the impact from the Pocono Sale which closed on January 25, 2005 to reflect the receipt of net cash proceeds, pre-paid taxes and the potential liability for post-closing termination rights.

(b)   To reflect the payment of the call premium on the $200.0 million principal amount of 11 1/8% notes, and the related income tax benefits.

(c)   To reflect the issuance of new debt to finance the call of the 11 1/8% notes and the transaction costs related to the issuance of the new debt.

(d)   To reflect the retirement of the 11 1/8% notes and the payment of $50.0 million of the senior credit facility and write-off of deferred financing costs upon exercise of the call option on the 11 1/8% notes. An effective tax rate of 37% was used to calculate the adjustment to taxes payable.

(e)   To reflect additional deferred taxes related to the proposed acqusition of Argosy.

(f)    To write down Argosy corporate office assets to a preliminary fair market value as estimated by Penn National.

(g)   To reflect the excess of acquisition costs over the preliminary estimated fair value of net assets acquired in the acquisition and write-off of Argosy historical goodwill.

(h)   To reflect the write-off of deferred financing costs as a result of the refinancing of the debt of Argosy.

(i)    To reflect the deferred financing costs incurred in connection with the issuance of debt to finance the purchase of Argosy and the refinancing of Penn National’s existing senior secured credit facility.

(j)    To eliminate Argosy’s current portion of debt and long term debt as a result of the proposed refinancing of the debt and repay a portion of Penn National’s existing debt.

(k)   To adjust the long-term debt relating to Penn National’s existing senior secured credit facility which with the new senior secured credit facilities to be entered into in conjunction with the purchase of Argosy.

(l)    To reflect a restructuring charge of $7.8 million resulting from Argosy acquisition in which the corporate office will be shut down and certain employees will be terminated.

(m)  To reflect the issuance of new debt to finance the Argosy acquisition, including related transaction costs of $67.3 million.

(n)   To eliminate the historical equity of Argosy.

(o)   To adjust the interest expense on the call of the 11 1/8% notes, the payment of $50.0 million of the senior credit facility and the issuance of the notes offered hereby.

(p)   To write-off the amortization of deferred financing costs for the 11 1/8% notes and the related payment of the senior credit facility.

(q)   To reflect deferred financing costs relating to the notes offered hereby.

(r)    To reflect a combined United States Federal and state effective tax rate on items (o) through (q) of 38% for the nine months ending September 30, 2003 and the year ending December 31, 2003 and 37% for the nine months ending September 30, 2004 on the pro forma pre-tax income.

(s)   To eliminate the interest expense associated with the purchase of Hollywood Casino Corporation in 2003.

(t)    To eliminate depreciation of the assets written down to fair market value in item (f).

(u)   To adjust depreciation and amortization as a result of the purchase of Argosy.

(v)   To reflect pro forma interest expense resulting from the issuance of debt and refinancing of debt related to the Argosy merger. For purposes of the pro forma calculation, approximately $805.0 million of Argosy historical debt is eliminated, and it has been assumed that we will borrow approximately $2,485 billion of new debt, after applying $175.0 million of cash and restricted cash on hand, as part of the refinancing and funding of the Argosy acquisition, resulting in incremental interest expense of approximately $41.7 million for the nine months ended September 30, 2003, $54.7 million for the year ended December 31, 2003 and $47.8 million for the nine months ended September 30, 2004, assuming a blended effective interest rate of approximately 5.94%. A 0.125% change in estimated interest rate may affect pro forma interest expense by $2.377 million for the nine months ended September 30, 2003, $3.169 million for the twelve months of 2003 and $2.377 million for the nine months ended September 30, 2004.

(w)  To recognize the deferred financing amortization of fees relating to the new senior secured credit facilities used to purchase Argosy and refinance our existing senior secured credit facility.

(x)    To eliminate amortization of deferred financing fees relating to our existing senior secured credit facility.

(y)   To reflect a combined United States Federal and state effective tax rate of 42% on the pro forma pre-tax income of the combined company.